SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2007

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)      Executive Retention Agreement with Edwin L. Kelly

          On August 6, 2007, American Community Properties Trust (“ACPT” or the “Company”) and its wholly owned subsidiary, American Rental Management Company, entered into an executive retention agreement with Edwin L. Kelly (the “Kelly Agreement”).  The Kelly Agreement supersedes Mr. Kelly’s prior employment contract with the Company and is retroactively effective as of July 1, 2007.  The Kelly Agreement provides for Mr. Kelly to serve as Vice Chair, President and Chief Operating Officer of the Company, reporting to the Chairman of the Board of Trustees of the Company, for a term expiring December 31, 2010 unless earlier terminated.  The Kelly Agreement automatically will be renewed for successive one-year periods following December 31, 2010 unless either the Company or Mr. Kelly notifies the other of non-renewal.

During the term of the Kelly Agreement, Mr. Kelly will receive an annual base salary of $500,000, subject to annual inflationary adjustments and discretionary increases determined by the Company’s Board of Trustees.  In addition, under his agreement, Mr. Kelly will be entitled to participate in the Company’s standard benefits, five weeks of paid vacation annually, the use of a company-owned car and membership fees and dues at his country club, among other perquisites.

The Kelly Agreement will terminate prior to the stated term upon Mr. Kelly’s death or disability.  In addition, the Company may terminate Mr. Kelly’s employment under the Kelly Agreement for “cause” or for any other reason.  Mr. Kelly may terminate his employment under the Kelly Agreement for “good reason” or for any other reason, as well as upon a change of control of the Company or the first anniversary thereafter.  If Mr. Kelly’s employment is terminated by the Company other than for “cause” or by him for “good reason,” Mr. Kelly will be entitled to receive the following amounts, subject to customary withholding and deductions, without regard to whether Mr. Kelly obtains a position with another employer:

•	Termination prior to the 1st anniversary of the Agreement: 48 months of his then-current base salary;
•	Termination prior to the 2nd anniversary of the Agreement: 36 months of his then-current base salary;
•	Termination prior to the 3rd anniversary of the Agreement: 30 months of his then-current base salary; or
•	Termination at any time thereafter: 24 months of his then-current base salary.

In addition, upon termination of the Kelly Agreement upon delivery by a party of a notice of non-renewal, Mr. Kelly shall be entitled to receive severance in the amount of 24 months of his then-current base salary.

If Mr. Kelly terminates his employment at any time effective upon the first anniversary of a change of control of the Company, Mr. Kelly will be entitled to receive severance in the amount of 48 months of his then-current base salary.  Under certain circumstances related to a change of control, Mr. Kelly will be entitled to receive a gross-up of such severance amount in an amount necessary to make him whole for any excise taxes payable by him in connection with such severance.

“Cause” is defined in the Kelly Agreement to mean the executive’s conviction of, or plea of nolo contendere to, a felony involving dishonesty, disloyalty, fraud, or moral turpitude; (2) the executive’s material breach of any material obligation in the Kelly Agreement; or (3) the executive’s engaging in conduct constituting a material breach of any fiduciary duty to the Company.

“Good reason” is defined in the Kelly Agreement to mean (1) a material diminution in any of the executive’s base compensation, authority (which includes but is not limited to a change in the identity of the person to whom the executive reports), duties or responsibilities without his agreement; (2) the executive being required to relocate his office to executive offices outside of an area within a fifty (50) mile radius of the Company’s existing executive offices; (3) there being a material reduction in the overall value of the employee benefits being provided to the executive, unless the reduction is effective for all senior executive employees; or (4) a material breach by the Company of any of its obligations to the executive under the Kelly Agreement, and in each case, so long as the executive gives such notice within sixty (60) days of the circumstances believed by the executive to constitute Good Reason and the Company fails to remedy those circumstances within thirty (30) days of its receipt of such notice.

All payments and benefits to which Mr. Kelly may become entitled under the Kelly Agreement are subject to delay or modification if necessary to comply with Section 409A of the Internal Revenue Code.

The employment agreements contain customary restrictive covenants relating to protection of confidential information, non-solicitation and a non-compete clause that will prevent Mr. Kelly from seeking or obtaining employment by any competitor during the term of his employment with the Company and for one year thereafter.

(b)      Executive Retention Agreement with Cynthia Hedrick

          On August 6, 2007, American Community Properties Trust (“ACPT” or the “Company”) and its wholly owned subsidiary, American Rental Management Company, entered into an executive retention agreement with Cynthia Hedrick (the “Hedrick Agreement”) under which Ms. Hedrick will continue to serve as Executive Vice President, Chief Financial Officer of the Company for a term expiring December 31, 2009 unless earlier terminated.  The Hedrick Agreement is retroactively effective as of July 1, 2007 and automatically will be renewed for successive one-year periods following May 31, 2009 unless either the Company or Ms. Hedrick notifies the other of non-renewal.  In such position, Ms. Hedrick will report to Mr. Kelly.

The Hedrick Agreement provides for the executive to receive an annual base salary of $275,000, subject to annual inflationary adjustments and discretionary increases determined by the Company’s Board of Trustees.  In addition, under her agreement, Ms. Hedrick will be entitled to participate in the Company’s standard benefits, five weeks of paid vacation annually, a monthly car allowance and membership fees and dues at her country club, among other perquisites.

The Hedrick Agreement will terminate prior to the stated term upon Ms. Hedrick’s death or disability.  In addition, the Company may terminate Ms. Hedrick’s employment under the Hedrick Agreement for “cause” or for any other reason.  Ms. Hedrick may terminate her employment under the Hedrick Agreement for “good reason” or for any other reason, as well as upon a change of control of the Company or the first anniversary thereafter.  If Ms. Hedrick’s employment is terminated by the Company other than for “cause” or by her for “good reason,” upon any non-renewal or by Ms. Hedrick upon the first anniversary of a change of control of the Company, Ms. Hedrick will be entitled to receive severance in the amount of 24 months of her then-current base salary, subject to customary withholding and deductions.  Under certain circumstances related to a change of control, Ms. Hedrick will be entitled to receive a gross-up of such severance amount in an amount necessary to make her whole for any excise taxes payable by her in connection with such severance.

The definitions of “cause” and “good reason” in the Hedrick Agreement are substantially similar to those used in the Kelly Agreement (except in respect of reporting obligations as described above).  In addition, as in the Kelly Agreement, the Hedrick Agreement contains similar restrictive covenants and provides for delay or modification of severance payments if necessary to comply with Section 409A of the Internal Revenue Code.

The foregoing descriptions of the executive retention agreements with Mr. Kelly and Ms. Hedrick are qualified in their entirety by reference to the respective agreements which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
10.1	ACPT Employment Agreement with Edwin L. Kelly signed August 6, 2007
10.2	ACPT Employment Agreement with Cynthia Hedrick signed August 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: August 9, 2007	By:/s/Cynthia L. Hedrick
Cynthia L. Hedrick Executive Vice President and Chief Financial Officer